Exhibit 10.11

Certain information has been omitted from the exhibit because it is both (i) not material and (ii) of the type that the registrant customarily and actually treats as private or confidential. The omissions have been indicated by (“[***]”).

edward nathan sonnenbergs

Johannesburg cape town durban stellenbosch
150 west street
sandown sandton johannesburg 2196
p o box 703347 sandton south africa 2146
docex 152 randburg
tel +2711 269 7600 fax +2711 269 7899
info@problemsolved co.za www.problemsolved.co.za

FIRST ADDENDUM TO THE KELLTECH MAURITIUS LICENSE AGREEMENT (dated 16 April 2014)

between

LIFEZONE LIMITED
(Company No. 081243 C2/GBL)

and

KELLTECH LIMITED (previously named Lifezone SA Ventures Limited)
(Company No. 084564 C1/GBL)

and

KEITH [***] LIDDELL
([***])

(the “Agreement”)

WHEREBY IT IS AGREED AS FOLLOWS:

1.	INTRODUCTION

1.1.	All the terms defined in the Agreement shall, unless the context otherwise requires, bear the same meaning when used in this addendum to the Agreement (the “Addendum”).

1.2.	The Parties wish to amend the Agreement on the basis contemplated in this Addendum.

2.	SUSPENSIVE CONDITIONS

2.1.	Clause 3 is subject to the fulfilment of the following suspensive conditions that by no later than the latest date upon which the suspensive conditions to the subscription and shareholders’ agreement (the “Kelltech SA Shareholders’ Agreement”) entered into or to be entered into between Lifezone Limited, ORKID S.à rd., the Industrial Development Corporation of South Africa Limited, Kelltech Limited and KellPlant (Pty) Ltd, a company incorporated in the Republic of South Africa having registration number 2008/026628/07 (to be renamed Kelltechnology South Africa (RF) (Pty) Ltd or such other name as may be approved by the Companies and Intellectual Property Commission of South Africa) (“Kelltech SA”), must be fulfilled or waived (as the case may be), or such extended date as the Parties may agree in terms of clause 2.4:

2.1.1.	the Kelltech SA Shareholders’ Agreement has become unconditional, save for any condition contained therein requiring this Agreement to have been entered into or become unconditional;

2.1.2.	the first addendum to the sub-license agreement between KellTech Limited and Kelltech SA in respect of Kelltechnology (dated 16 April 2014) has been entered into and become unconditional, save for any condition contained therein requiring this Agreement to have been entered into or become unconditional; and

2.1.3.	the sub-licence agreement in respect of Kelltechnology between Kelltech SA and its subsidiary has been entered into and become unconditional, save for any condition contained therein requiring this Agreement to have been entered into or become unconditional.

2.2.	Forthwith after the date upon which this Agreement is signed by the last of the Parties to do so (the “Signature Date”), the Parties shall use their respective reasonable endeavours and co-operate in good faith to procure the fulfilment of the suspensive conditions, to the extent that it is within their power to do so, as expeditiously as reasonably possible.

2.3.	The suspensive conditions have been inserted for the benefit of all of the Parties who will together be entitled to waive fulfilment of same by written agreement prior to the expiry of the relevant time period set out in clause 2.1 (or extended in accordance with clause 2.4).

2.4.	Unless the suspensive conditions have been fulfilled or waived by not later than the relevant date for fulfilment thereof set out in clause 2.1 (or such later date or dates as may be agreed in writing between the Parties), the amendments contemplated in clause 3, will never become of any force or effect and none of the Parties will have any claim against any other Party in terms hereof or arising from the failure of the suspensive conditions, save for any claims arising from a breach of clause 2.2, as well as any breach of any of the provisions of this Agreement which became effective on the Signature Date.

3.	AMENDMENTS

With effect from the date upon which the last of the suspensive conditions set out in clause 2 have been fulfilled or waived (as the case may be), the Agreement is hereby amended by making the changes thereto reflected in mark-up in Annexure A hereto.

4.	CONTINUATION OF THE AGREEMENT

Save as specifically contemplated in this Addendum, the Agreement shall continue to be of force and effect on the basis of its original terms and conditions (in particular it is recorded that Annexure A hereto does not contain the agreements attached as Annexure A and Annexure B to the Agreement (collectively the “Annexed Agreements”) and this Addendum does not amend or replace the Annexed Agreements in any manner whatsoever).

5.	EXECUTION IN COUNTERPARTS

This Addendum may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same agreement as at the date of signature of the Party that signs its counterpart last in time.

SIGNED by the Parties on the following dates and at the following places respectively:

For:	LIFEZONE LIMITED

Signature:	/s/ [***]
who warrants that he / she is duly authorised thereto
Name:	[***]
Date:	03/02/2016
Place:

For:	KELLTECH LIMITED
Signature:	/s/ [ILLEGIBLE]
who warrants that he / she is duly authorised thereto
Name:
Date:	03/02/2016
Place:

For:	KEITH [***] LIDDELL
Signature:	/s/ Keith Liddell
who warrants that he / she is duly authorised thereto

Name:
Date:	03/02/2016
Place

We hereby consent to the amendments contemplated in this Addendum:

For:	ORKID S.à.r.l.
Signature:	/s/ [ILLEGIBLE]
who warrants that he / she is duly authorised thereto

Name:
Date:	12/02/2016
Place

ANNEX A. The Agreement as amended

edward nathan sonnenbergs

Johannesburg cape town durban stellenbosch
150 west street
sandown sandton johannesburg 2196
po box 703347 sandton south africa 2146
docex 152 randburg
tel +2711 269 7600 fax +2711 269 7899
info@problemsolved co.za www.problemsolved.co.za

KELLTECH MAURITIUS LICENSE AGREEMENT
EXECUTION VERSION

between

LIFEZONE LIMITED
(Company No. 081243 C2/GBL)

and

KELLTECH LIMITED (previously named Lifezone SA Ventures Limited)
(Company No. 084564 C1/GBL)

and

KEITH [***] LIDDELL
([***])

Dated: 16 April 2014

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1.	INTERPRETATION AND DEFINITIONS

The headings of the clauses in this Agreement are for the purpose of convenience and reference only and shall not be used in the interpretation of nor modify nor amplify the terms of this Agreement nor any clause hereof. Unless a contrary intention clearly appears:

1.1	words importing:

1.1.1	any one gender include the other two genders;

1.1.2	the singular include the plural and vice versa; and

1.1.3	natural persons include created entities (corporate or unincorporated) and the state and vice versa;

1.2	the following terms shall have the meanings assigned to them hereunder and cognate expressions shall have corresponding meanings, namely -

1.2.1	“Agreement” means this licence agreement;

1.2.2	“Applicable Law” means any statute, ordinance, judicial decision, executive order, regulation, common law, rule, or by-law of any jurisdictions that are applicable to the relevant Party;

1.2.3	“[***]” means [***], a limited liability company formerly incorporated in [***] under registered number [***] and of registered address at [***] but which migrated to [***] and now has exempt company number [***]and registered address at [***];

1.2.4	“[***]/Liddell Agreement” means the written deed of assignment of intellectual property entered into between [***] and Liddell on 15 January 2005, attached hereto as Annexure A;

1.2.5

“[***] Royalty” means the royalty (being an amount of US$[***] ([***] United States Dollar) per troy ounce of platinum group elements contained in the feed material processed in any plant in the Licensed Territory where the

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Intellectual Property (as defined in the [***]//Liddell Agreement) or the Invention (as defined in the [***]/Liddell Agreement) is operated, commissioned or installed by Liddell or by any of his licensees or assignees. For purposes hereof platinum group elements include Pt, Pd, Rh, Ir, Ru, Os and Au and the determination of product of the weighted average of the platinum group element assays for the feed for any Quarter (as defined in the [***]/Liddell Agreement) and the dry weight of feed material to the plant for any Quarter (as defined in the [***]/Liddell Agreement)) payable by Lifezone to [***] in terms of the [***]/Liddell Agreement, as amended by a deed of assignment dated 8 July 2013, attached hereto as Annexure B, between [***], Liddell and Lifezone under which Lifezone undertook to pay the [***] Royalty;

1.2.6	“Business Day” means a day, other than a Saturday, Sunday, or public holiday in Guernsey, the Republic of South Africa or the Republic of Mauritius;

1.2.7	“Concentrate” means the product arising from the process of crushing, milling, flotation, or any other method of separation whereby material containing PGMs is separated from tailings and concentrated from the ore and waste rock;

1.2.8	“Control” means in relation to an Entity the ability of a person (the “Controller”), directly or indirectly, to ensure that the activities and business of an Entity (the “Controlled Entity”) are conducted in accordance with the wishes of the Controller, and the Controller shall be deemed to so control the Controlled Entity if the Controller owns, directly or indirectly, the majority of the issued share capital, members interest or equivalent equity and/or holds, directly or indirectly, the majority of the voting rights in the Controlled Entity or the Controller has the right to receive the majority of the income of that Controlled Entity on any distribution by it of all of its income or the majority of its assets on a winding up and in respect of a Controlled Entity that is a trust, “Control” means the ability of the Controller to control the majority of the votes of the trustees or to appoint the majority of the trustees or to appoint or change the majority of the beneficiaries, or such trust

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operates primarily for the benefit of such person and “Controlling” and “Controlled” shall be construed accordingly;

1.2.9	“the Effective Date” means the date of the fulfilment and/or waiver of the last of the suspensive conditions in clause 3.1 to be fulfilled or waived (as the case may be);

1.2.10	“Entity” means any association, business, close corporation, company, concern, enterprise, firm, fund, partnership, person, trust, undertaking, voluntary association or other similar entity whether corporate or unincorporate;

1.2.11	“FSC” means the Financial Services Commission of Mauritius;

1.2.12	“Gross Margin” means the Net Refinery Return less the cost of processing the relevant Concentrate using Kelltechnology (including, without limitation, all capital and financing costs), provided that such costs shall be calculated on the basis of including amortising capital expenditure on the relevant treatment plant over twenty years;

1.2.13	“Group” has the meaning set out in the KellTech Shareholders Agreement;

1.2.14	“Intellectual Property” means all intellectual property rights relating to Kelltechnology of whatsoever nature, whether registered or unregistered, owned, licensed to or controlled by Lifezone in the Licensed Territory at any time during the term of this Agreement, including, without limitation, the inventions, information and technologies that form the subject matter of the Patents and the Know-How, and all current and future improvements, variations and individual unit operations thereof, whether conceived of, developed and/or acquired by Lifezone and regardless of howsoever created;

1.2.15	“KellTech” means Kelltech Limited (previously named Lifezone SA Ventures Limited), a company registered and incorporated in Mauritius under company number [***], to be renamed KellTech Limited or such other name as may be approved by the Registrar of Companies in Mauritius;

1.2.16	“KellTech Shareholders Agreement” means the written shareholders’ agreement entered into or to be entered into between Lifezone, SPM, Orkid,

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KellTech and Liddell on or about the Signature Date in terms of which, inter alia, the relationships of the shareholders of KellTech are regulated and certain arrangements and understandings in respect of KellTech are set out;

1.2.17	“Kelltechnology” means the hydrometallurgical process developed by Liddell for the extraction of PGMs that requires significantly less electrical energy than the current conventional matte smelting process;

1.2.18	“Know-How” means all confidential information of whatever nature relating to:

1.2.18.1	the inventions and technologies that form the subject matter of the Patents;

1.2.18.2	Kelltechnology which is under the possession and control of Lifezone; and

1.2.18.3	all other information generally relating to exploitation, implementation and/or use of the technologies referred to in 1.2.18.1 and 1.2.18.2 above including, without limiting the generality of the foregoing, technical information, manufacturing and processing techniques, designs, specifications, formulae, systems, processes and information concerning materials;

1.2.19	“Libor” means the London interbank offered rate administered by the British Bankers Association (or any other person which takes over the administration of that rate) for three month US dollar deposits displayed on pages LiborOI and Libor02 of the Reuters screen (or any replacement Reuters page) which displays that rate at 11am (London time) on the first Business Day of each calendar quarter;

1.2.20	“Licence Quarter” means a period of three calendar months starting on the first day of the months of March, June, September and December of any calendar year;

1.2.21	“Licensed Territory” means Angola, Botswana, Democratic Republic of Congo, Lesotho, Malawi, Madagascar, Mozambique, Namibia, Swaziland, Tanzania, Zambia, Zimbabwe, South Africa and Seychelles;

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1.2.22	“Liddell” means Keith [***] Liddell ([***]);

1.2.23	“Lifezone” is Lifezone Limited (Company No. 081243 C2/GBL), a company registered and incorporated in Mauritius;

1.2.24	“Lock-in Period” means the period commencing on the “Effective Date” (as defined in the Kelltech Shareholders Agreement) and ending on the fifth anniversary of the “Effective Date” (as defined in the Kelltech Shareholders Agreement);

1.2.25	“Net Refinery Return” means the net revenue (after deducting transport costs, customs clearing costs, refining charges and realizations) received from the sales of refined PGMs produced from Concentrate from a plant using Kelltechnology;

1.2.26	“Orkid” means Orkid S.à r.l., Registration No. B 167 777, a limited liability private company duly incorporated in Luxembourg;

1.2.27	“Parties” are Lifezone, KellTech and Liddell;

1.2.28	“Patents” means:

1.2.28.1	South African Patent 2000/6600; and

1.2.28.2	South African provisional patent application 2012/05222 and all patent applications and granted patents in the Licensed Territory claiming priority from the aforementioned provisional patent application;

1.2.29	“PGMs” means platinum, palladium, rhodium, ruthenium, iridium and osmium together with the associated metals of gold, silver, nickel, copper and cobalt;

1.2.30	“Service Agreement” means the service agreement in the agreed form to be entered into between Lifezone and KellTech on or before the Effective Date in terms of which, inter alia, Lifezone agrees to provide to the Group technology support services in relation to Kelltechnology, such services initially to be delivered by Liddell, [***] and [***];

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1.2.31	“Shares” means the ordinary shares of USD1.00 (one US Dollar) each in the share capital of KellTech;

1.2.32	“Signature Date” is the date of signature of this Agreement by the last of the Parties to do so;

1.2.33	“SPM” has the meaning set out in the KellTech Shareholders Agreement;

1.2.34	“SPM Group” has the meaning set out in the KellTech Shareholders Agreement;

1.2.35	“Subsidiary” means a member of the Group;

1.2.36	“Taxes” shall include all value added tax, income, excise, regional services and other taxes of whatever nature (other than taxes generally asserted on the net income of KellTech in Mauritius) as well as all levies, imposts, duties, charges or fees of whatever nature;

1.2.37	“USD” or “US Dollars” means United States Dollars;

1.2.38	“USD Exchange Rate” means the applicable average USD/ other currency foreign exchange spot trading rate published by Reuters at 08h00 on the last day of the month in which the relevant Licence Quarter in question ends;

1.3	any reference to an enactment is to that enactment as at the Signature Date and as amended or re-enacted from time to time and includes any subordinate legislation made from time to time under such enactment. Any reference to a particular section in an enactment is to that section as at the Signature Date, and as amended or re-enacted from time to time and/or an equivalent measure in an enactment, provided that if as a result of such amendment or re-enactment, the specific requirements of a section referred to in this Agreement are changed, the relevant provision of this Agreement shall be read also as if it had been amended as necessary, without the necessity for an actual amendment;

1.4	if any provision in a definition is a substantive provision conferring rights or imposing obligations on any Party, notwithstanding that it is only in the definition clause, effect shall be given to it as if it were a substantive provision in the body of the Agreement;

8

1.5	when any number of days is prescribed in this Agreement, same shall be reckoned exclusively of the first and inclusively of the last day unless the last day is not a Business Day, in which case the last day shall be the next succeeding day which is a Business Day;

1.6

references to an “agreement” or “document” shall be construed as a reference to such agreement or document as the same may have been amended, varied, supplemented or novated in writing at the relevant lime in accordance with the requirements of such agreement or document and, if applicable, of this Agreement with respect to amendments, save that this clause shall not apply to: (a) the [***]/Liddell Agreement and a reference to such agreement shall be a reference to the agreement attached hereto as Annexure A; and (b) the deed of assignment dated 8 July 2013 between [***], Liddell and Lifezone under which Lifezone undertook to pay the [***] Royalty and a reference to such agreement shall be a reference to the agreement attached hereto as Annexure B;

1.7	expressions defined in this Agreement shall bear the same meanings in annexures to this Agreement which do not themselves contain their own conflicting definitions;

1.8	the use of any expression in this Agreement covering a process available under Mauritian or South African law such as a winding up (without limitation eiusdem generis) shall, if any of the Parties is subject to the law of any other jurisdiction, be construed as including any equivalent or analogous proceedings under the law of such defined jurisdiction;

1.9	if any term is defined within the context of any particular clause in this Agreement, the term so defined, unless it is clear from the clause in question that the term so defined has limited application to the relevant clause, shall bear the meaning ascribed to it for all purposes in terms of this Agreement, notwithstanding that that term has not been defined in this interpretation clause;

1.10	the expiration or termination of this Agreement shall not affect such of the provisions of this Agreement as expressly provide that they will operate after any such expiration or termination or which of necessity must continue to have effect after such expiration or termination, notwithstanding that the clauses themselves do not expressly provide for this;

1.11	the rule of construction that a contract shall be interpreted against the Party responsible for the drafting or preparation of the contract, shall not apply;

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1.12	any reference in this Agreement to a Party shall include a reference to that Party’s assigns expressly permitted under this Agreement and, if such party is liquidated or sequestrated, be applicable also to and binding upon that party’s liquidator or trustee, as the case may be;

1.13	the index and the headings in this Agreement are inserted for convenience only and do not affect its interpretation;

1.14	any annexure to this Agreement shall take effect as if set out in this Agreement and references to this Agreement shall include its annexures;

1.15	references to “clauses” and “Annexures” are references to the clauses and annexures of this Agreement;

1.16	the words “include”, “including” and “in particular” shall be construed as being by way of example or emphasis only and shall not be construed, nor shall they take effect, as limiting the generality of any preceding word/s; and

1.17	the words “other” and “otherwise” shall not be construed eiusdem generis with any preceding words where a wider construction is possible.

2.	PREAMBLE

2.1	Lifezone is the proprietor of the Intellectual Property in the Licensed Territory.

2.2	Lifezone holds rights in respect of the Intellectual Property outside of the Licensed Territory.

2.3	The Parties have agreed that Lifezone will license the Intellectual Property to KellTech on the terms set out in this Agreement:

2.3.1	on an exclusive basis as contemplated in clauses 4.1 and 4.3.1; and

2.3.2	on a non-exclusive basis as contemplated in clauses 4.2 and 4.3.2.

3.	CONDITION PRECEDENT

3.1	The whole of this Agreement, other than the provisions of this clause, clause 1, clause 12 (Maintenance, Prosecution And Recordal Of Intellectual Property) and clauses 21 (Cession and Assignment) to 33 (Severability), which shall be of immediate force and effect on the Signature Date, is subject to the fulfilment of the suspensive conditions that by no later than:

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3.1.1	31 December 2014 the KellTech Shareholders Agreement has become unconditional, save for any condition contained therein requiring this Agreement to have become unconditional; and

3.1.2	31 May 2014 the FSC has granted its approval for Lifezone to: the enter into and give effect to the terms of this Agreement; and to engage in the business activities contemplated hereunder.

3.2	Forthwith after the Signature Date, the Parties shall use their respective: (a) reasonable endeavours and co-operate in good faith to procure the fulfilment of the suspensive condition contained in clause 3.1.1, to the extent that it is within their power to do so, as expeditiously as reasonably possible; and (b) reasonable endeavours and co-operate in good faith to procure the fulfilment of the suspensive condition contained in clause 3.1.2, to the extent that it is within their power to do so, as expeditiously as reasonably possible.

3.3	The suspensive condition contained in clause:

3.3.1	3.1.1 has been inserted for the benefit of all of the Parties who will together be entitled to waive fulfilment of same by written agreement prior to the expiry of the relevant time period set out in clause 3.1 (or extended in accordance with clause 3.4); and

3.3.2	3.1.2 is not capable of being waived by any of the Parties.

3.4	Unless the suspensive conditions have been fulfilled or waived by not later than the relevant date for fulfilment thereof set out in clause 3.1 (or such later date or dates as may be agreed in writing between the Parties), the provisions of this Agreement, save for this clause, clause 1, clause 12 (Maintenance, Prosecution And Recordal Of Intellectual Property) and clauses 21 (Cession and Assignment) to 33 (Severability), which will remain of full force and effect, will never become of any force or effect and none of the Parties will have any claim against any other Party in terms hereof or arising from the failure of the suspensive condition, save for any claims arising from a breach of clause 3.2, as well as any breach of any of the provisions of this Agreement which became effective on the Signature Date.

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4.	LICENSED RIGHTS

4.1	Lifezone hereby grants to KellTech an exclusive licence in respect of the Intellectual Property within the Licensed Territory to use and/or exercise the processes and technologies that form the subject matter of the Intellectual Property.

4.2	Lifezone hereby grants to KellTech a non-exclusive licence in respect of the Intellectual Property to sell goods and products that are the product of the exercise of such licence within the Licensed Territory, such sale not being restricted to the Licensed Territory.

4.3	The licence granted to KellTech includes the right to sub-license the whole or any part of the Intellectual Property within:

4.3.1	South Africa on an exclusive basis and on the basis that the person to whom KellTech grants such sub-licence (“Kelltech SA”) shall be permitted to further sub-licence same in South Africa on a non-exclusive basis and only on the basis that, the sub-licensee/s of Kelltech SA shall not be permitted to further sub-license same, and otherwise on terms that will enable KellTech to meet all of its obligations under this Agreement; and

4.3.2	the Licensed Territory (other than South Africa) but only on a non-exclusive basis and only on the basis that no further sub-licensing is permitted and otherwise on terms that will enable KellTech to meet all of its obligations under this Agreement.

5.	TERM OF AGREEMENT

5.1	Save for those clauses which become of immediate force and effect on the Signature Date pursuant to clause 3, this Agreement commences with effect from the Effective Date and shall remain in force indefinitely, unless otherwise terminated in accordance with the provisions of clauses 22 and 26.2.

5.2	Within 9 (nine) months of termination of this Agreement for any reason whatsoever, during which period, subject to clause 26.3, KellTech and any of its sub-licensees, as appropriate, shall continue to pay Lifezone the royalties, KellTech shall cease to use the Intellectual Property and shall, within 3 (three) months thereafter, return to Lifezone or destroy all documents and materials containing, reflecting, incorporating, or based on the Intellectual Property in its possession (and any copies of, or extracts from, such documents or materials)

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and expunge, as far as practical, all such documents and materials from any computer or data storage system into which it was entered save that KellTech may retain documents containing or based on the Intellectual Property to the extent required by law or any applicable governmental or regulatory authority.

5.3	All provisions of this Agreement which in order to give effect to their meaning need to survive its termination shall remain in full force and effect thereafter.

6.	TITLE TO THE INTELLECTUAL PROPERTY

6.1	KellTech acknowledges that all right, title and interest in and to the Intellectual Property vests in Lifezone and that, save as set out in this Agreement, it has no claim of any nature in and to the Intellectual Property.

6.2	KellTech shall not at any time during or after termination or cancellation of this Agreement dispute the validity or enforceability of such rights or the Patents, or cause to be done any act or thing contesting or in any way impairing or tending to impair any part of that right, title and interest of any of the intellectual property rights which may be the subject of this Agreement and shall not counsel or assist any other person to do so.

7.	DELIVERY OF INTELLECTUAL PROPERTY AND PROVISION OF TECHNICAL EXPERTISE

Within 30 (thirty) days of the Effective Date Lifezone will deliver to KellTech one copy of each of the Patents together with a copy of all documentation and other materials in the possession of Lifezone and/or Liddell adequately imparting the Know-How necessary for the proper implementation of this Agreement.

8.	ROYALTIES AND MARKET REPORTS

8.1	In consideration for the rights granted to it in terms of this Agreement KellTech undertakes to pay Lifezone the following royalties:

8.1.1	a royalty of [***]% ([***] per cent) of Net Refinery Return arising from Concentrate originating from a member of the SPM Group that is processed using Kelltechnology by a member of the Group or the SPM Group, provided that in relation to the first Kelltechnology plant (the “First Plant”) only:

8.1.1.1	the royalties payable under this clause 8.1.1 will be paid at the above rates for a period of six months commencing on the day on

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which Concentrate originating from a member of the SPM Group is processed at the First Plant using Kelltechnology by a member of the Group or the SPM Group. Thereafter, at any time KellTech or Lifezone can require that the actual direct plant operating cost per ounce of 4E (Pt, Pd, Rh, Au) at the First Plant will be determined over one month’s steady state operation (a “Test Period”) and compared with the operating cost per ounce of 4E (Pt, Pd, Rh, Au) as provided in the simulis final feasibility study revision C dated 17 December 2013 (the “Final Feasibility Study”) in respect of the First Plant (the “Predicted Cost per Ounce”);

8.1.1.2	if the actual cost per ounce of 4E (Pt, Pd, Rh, Au) at the First Plant in any Test Period is more than [***]% of the Predicted Cost per Ounce (after the Predicted Cost per Ounce has been appropriately adjusted in terms of clause 8.1.1.3) then the royalty payable under this clause 8.1.1 will be reduced by the same percentage as the actual cost per ounce at the First Plant exceeds [***]% above the Predicted Cost per Ounce for the First Plant. If thereafter the actual cost per ounce of 4E (Pt, Pd, Rh, Au) at the First Plant in any Test Period is less than [***]% of the Predicted Cost per Ounce (after the Predicted Cost per Ounce has been appropriately adjusted in terms of clause 8.1.1.3) then the royalty payable under this clause 8.1.1 will revert to [***]% of Net Refinery Return arising from Concentrate originating from a member of the SPM Group that is processed using Kelltechnology by a member of the Group or the SPM Group.

8.1.1.3	In respect of any Test Period, the Predicted Cost per Ounce will be adjusted as appropriate to take account of changed circumstances, including being adjusted (a) for differences in input costs between the Final Feasibility Study and actual input costs at the time, (b) for differences in actual feed rate and concentrate grade if these are lower than the designed parameters and (c) differences in ore mix if it is outside the range predicted when the Predicted Cost per Ounce was established.

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8.1.2	a royalty (the “Lifezone Royalty”) of [***]% ([***] per cent) of Net Refinery Return arising from Concentrate originating from a party other than the SPM Group that is processed using Kelltechnology by a member of the Group or the SPM Group (other than in relation to Concentrate originating from the SPM Group, where clause 8.1.1 applies), provided that if the sum of the Lifezone Royalty and the [***] Royalty is greater than [***]% ([***] per cent) of the relevant Gross Margin then the Lifezone Royalty shall not exceed an amount equal to (a) [***]% ([***] per cent) of the Gross Margin minus (b) the [***] Royalty;

8.1.3	a royalty of [***]% ([***] per cent) of Net Refinery Return arising from Concentrate processed by a person other than a member of the Group or the SPM Group using Kelltechnology (the “Second Lifezone Royalty”) and if the sum of the Second Lifezone Royalty and the [***] Royalty is more than [***]% ([***] per cent) of all royalties, fees and charges paid by third parties to a member of the Group (the “Third Party Royalties”) in respect of Kelltechnology then the Second Lifezone Royalty shall not exceed (a) [***]% of the Third Party Royalties minus (b) the [***] Royalty; and

8.1.4

the [***] Royalty. For the avoidance of doubt, the amount payable under this clause 8.1.4 will be calculated only in relation to feed material processed in any plant in the Licensed Territory and where the Intellectual Property (as defined in the [***]/Liddell Agreement) or the Invention (as defined in the [***]/Liddell Agreement) is operated, commissioned or installed in the Licensed Territory by Liddell or by any of his licensees or assignees, including Lifezone, KellTech and KellPlant. KellTech shall be obliged to pay the [***] Royalty to KellTech regardless of whether KellTech has been paid royalties by the persons to whom KellTech has granted sub-licences.

8.2	Royalties payable for a Licence Quarter shall be calculated and paid by KellTech within thirty days of the end of the Licence Quarter in question. Where any amounts which are required for purposes of calculating any royalty payable pursuant to clause 8.1 are in any currency other than United States Dollars, then for the purposes of calculating such royalties the same shall be converted to United States Dollars using the applicable USD Exchange Rate in respect of the Licence Quarter to which such royalty relates.

8.3	Simultaneously with each royalty payment KellTech will furnish Lifezone with a complete and accurate royalty statement in a form stipulated by Lifezone (acting reasonably) from time to

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time. All royalty statements furnished by KellTech pursuant to this Agreement will be certified as correct by a director of KellTech and shall include such particulars of technical information as Lifezone may reasonably require from time to time.

8.4	All payments made by KellTech to Lifezone shall be made:

8.4.1	in cash or by electronic transfer;

8.4.2	free of exchange;

8.4.3	without deduction or demand;

8.4.4	at Lifezone’s address, or at such other address within Mauritius as Lifezone may from time to time nominate by notice duly given or care of Lifezone’s Mauritian bankers as notified by Lifezone to KellTech from time to time by notice duly given; and

8.4.5	in United States Dollars.

8.5	In the event that the royalties payable by KellTech are subject to value added tax such tax shall be payable by KellTech and any amount payable by KellTech to Lifezone shall be calculated net of value added tax.

8.6	Notwithstanding anything to the contrary contained in this Agreement or elsewhere, other than clause 8.7, the Parties record and agree that no royalties shall be owing to Lifezone until the relevant member of the Group is in receipt of the funds from which the royalty is ultimately derived from, and in these circumstances no liability shall attach to KellTech (whether pursuant to 9 or otherwise). In circumstances where amounts are due and payable by third parties to a member of the Group, and such third parties are late in respect of such payments, Kelltech undertakes to use its reasonable endeavours to ensure that such third parties make the relevant payments, and if necessary KellTech shall institute legal proceedings in this regard. KellTech undertakes to use its best endeavours to minimise the risk of any third party default.

8.7	In the event that the circumstances set out in clause 8.6 apply, KellTech shall nevertheless pay to Lifezone a royalty in an amount equal to the [***] Royalty. Clause 8.6 will not apply in circumstances where any SPM Group company owes the funds from which the relevant royalty is ultimately derived.

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9.	LIABILITY FOR INTEREST ON LATE PAYMENTS

9.1	All amounts which KellTech is required to pay to Lifezone in terms of this Agreement and which are not paid on due date shall bear interest at Libor plus [***]%.

9.2	The said interest shall be calculated quarterly in advance from the due date of payment and shall be compounded. The interest rate will be calculated on the basis of a 360 (three hundred and sixty) day year for actual days elapsed.

9.3	Lifezone’s right to charge interest on outstanding amounts shall not detract from any other rights that Lifezone may have in terms of this Agreement.

10.	ACCOUNTING RECORDS

10.1	KellTech shall keep full, true and accurate books of account and records in accordance with generally accepted accounting practice containing all particulars that may be necessary for the purposes of showing the amount of royalties payable to Lifezone in terms of this Agreement. Such books of account and records shall be kept at the premises where KellTech’s business is carried on.

10.2	KellTech shall permit Lifezone at any time during business hours to have an independent chartered accountant of Lifezone’s selection examine all of the aforementioned books of account and records (including information stored in computer readable form) and to take copies of all such documents, books and records to determine whether all appropriate accounting of royalties hereunder and payments thereof have been made.

11.	TAXES

If KellTech is compelled by law to make any deductions or withholdings it will pay such additional amounts as may be necessary in order that the net amount received by Lifezone after such deductions or withholdings (including any required deduction or withholding on such additional amounts) shall equal the amount Lifezone would have received had no such deductions or withholdings been made, and KellTech will provide Lifezone with evidence satisfactory to Lifezone (acting reasonably) that it has paid such deductions or withholdings, including, without limitation, an original or certified copy of each tax receipt evidencing such payments within 30 days following the date of each such payment.

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12.	MAINTENANCE, PROSECUTION AND RECORDAL OF INTELLECTUAL PROPERTY.

12.1	Lifezone will, as soon as is practicable after the Signature Date and at its own expense:

12.1.1	pay all renewal and maintenance fees due in respect of the Patents to term; and

12.1.2	record the licence granted to KellTech against the Patents at the relevant patent registries.

12.2	Lifezone will advise KellTech on the desirability of filing, prosecuting and maintaining patents similar to the Patents in other countries of the Licensed Territory in so far as patent applications can still be filed in such countries, and in the event that KellTech wishes Lifezone to file, prosecute or maintain such patents then KellTech may, at KellTech’s expense, require Lifezone to do so.

12.3	Lifezone undertakes to sign all such documents and do all things necessary to give effect to the provisions of this clause 12.

13.	IMPROVEMENTS TO THE INTELLECTUAL PROPERTY

13.1	If while this Agreement is in force, Lifezone (or any of Lifezone’s other licencees) makes, discovers, acquires or becomes aware of any improvement to the Intellectual Property, Lifezone undertakes to inform KellTech of such improvement promptly and such improvement will be deemed to form part of the Intellectual Property licenced under this Agreement. If Lifezone obtains patent or other registered intellectual property rights for such improvements within the Licensed Territory such rights will be deemed to be part of the Intellectual Property licensed in terms of this Agreement.

13.2	If while this Agreement is in force, KellTech or any person to whom KellTech sub-licences the Intellectual Property (whether such person is a member of the Group or a third party) (each a “Sub-licencee”) makes, discovers or acquires any improvements to the Intellectual Property, KellTech shall procure that:

13.2.1	Lifezone is immediately notified of such improvements;

13.2.2	Arrangements are made for KellTech and/or the relevant Sub-licencee to transfer such improvements to Lifezone; and

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13.2.3	To this end, each sub-licence agreement entered into by KellTech with any Sub-licencee will contain provisions to ensure that KellTech is in a position to procure such matters, provided further that in consideration of such undertakings and the transfer to Lifezone of such improvements, such improvements shall form part of the Intellectual Property licensed to KellTech under this Agreement or, as applicable, the Intellectual Property sub-licensed by KellTech.

13.3	If while this Agreement is in force, KellTech or any person to whom KellTech sub-licences the Intellectual Property (whether such person is a member of the Group or a third party) (each a “Sub-licencee”) becomes aware of any improvements to the Intellectual Property that are made by a third party, KellTech shall procure that Lifezone is immediately notified of such improvements.

13.4	KellTech acknowledges that it shall have no rights of ownership or registration to such improvements, and undertakes that it shall not take any steps to register for itself or otherwise claim ownership of or any rights of use in respect of such improvements to the Intellectual Property nor take any steps which would prejudice Lifezone’s ability to make any registration thereof. KellTech shall ensure that each of its Sub-licencees provides a similar undertaking in favour of Lifezone.

14.	WARRANTIES BY LIFEZONE

14.1	Lifezone hereby warrants to KellTech that, as at the Signature Date, the Effective Date and ail periods between such dates:

14.1.1	Lifezone is free to grant the licence conferred by this Agreement and it has not granted any licence to the Intellectual Property in the Licensed Territory;

14.1.2	Lifezone is the sole proprietor of the Intellectual Property;

14.1.3	no third party holds any rights of any nature in and to the Intellectual Property (other than the [***] Royalty);

14.1.4	Liddell holds no rights of any nature in and to the Intellectual Property;

14.1.5	the Intellectual Property and the exercise of the rights granted to KellTech in terms of this Agreement does not infringe in any manner whatsoever on the

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intellectual property rights of any third party either within or outside the Licensed Territory;

14.1.6	South African Patent 2000/6600 is valid and in force;

14.1.7	other than the Intellectual Property and save for any improvement to the Intellectual Property there are no other registered or unregistered forms of intellectual property that need to be licensed in order to enable the use of Kelltechnology for its intended purpose;

14.1.8	Lifezone is not a South African taxpayer nor is it regarded as a South African resident for South African exchange control purposes;

14.1.9	[***] holds no rights of use in respect of the Intellectual Property; and

14.1.10	Lifezone has not received any notice of infringement of any Intellectual Property from any party.

15.	LIFEZONE COVENANTS

15.1	Lifezone hereby covenants to KellTech that for the entire duration of this Agreement:

15.1.1	Lifezone shall not license the Intellectual Property in the Licensed Territory to any third party or Liddell;

15.1.2	Lifezone shall not grant, sell, assign or otherwise encumber any interest in the Intellectual Property in the Licensed Territory to or in favour of any third party or Liddell;

15.1.3	Lifezone shall notify KellTech if it receives any notice or claim from a third party that: (a) challenges the validity of the Intellectual Property (or any part thereof); or (b) the exercise of any of the rights under the Intellectual Property in terms of this Agreement in the Licensed Territory infringes the intellectual property rights of such third party, and if Lifezone does receive such a claim it shall defend such a claim; and

15.1.4	Lifezone shall use its reasonable endeavours to conduct its affairs so that it will not be managed and controlled in South Africa and so that it will not trade or operate in South Africa.

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16.	WARRANTIES BY LIFEZONE AND KELLTECH

16.1	Each of Lifezone and KellTech hereby warrants to and in favour of the other that, as at the Signature Date, the Effective Date and all periods between such dates:

16.1.1	it has the legal capacity and has taken all necessary corporate action required to empower and authorise it to enter into this Agreement;

16.1.2	this Agreement constitutes an agreement valid and binding on it and enforceable against it in accordance with its terms; and

16.1.3	the execution of this Agreement and the performance of its obligations hereunder does not and shall not:

16.1.3.1	contravene any law or regulation to which it is subject;

16.1.3.2	contravene any provision of its constitutional documents; or

16.1.3.3	conflict with, or constitute a breach of any of the provisions of any other agreement, obligation, restriction or undertaking which is binding on it.

16.2	Each warranty and undertaking in this Agreement:

16.2.1	is a separate warranty and undertaking and will in no way be limited or restricted by reference to or inference from the terms of any other warranty or undertaking or by any other words in this Agreement;

16.2.2	shall continue and remain in force notwithstanding the completion of the transactions contemplated in this Agreement; and

16.2.3	be deemed to be material and to be a material representation inducing the recipient to enter into this Agreement.

17.	LIDDELL COVENANT

17.1	Liddell hereby covenants to Lifezone and KellTech that:

17.1.1	all intellectual property and related know-how relating to Kelltechnology that he has owned or has had in his possession and all improvements made by

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him and any and all improvements made by him in the future have been assigned and transferred to Lifezone; and

17.1.2	to the extent that any such transfer has not taken place, Liddell will sign all documents and do all things necessary to ensure that such transfer takes place.

18.	CLAIMANTS IN RESPECT OF BREACHES BY LIFEZONE

The Parties acknowledge and agree that:

18.1	Lifezone has given to Orkid (together with its successors in title as holders of shares in KellTech) (the “Relevant Claimant”) under the KellTech Shareholders Agreement substantially the same warranties, representations, undertakings and covenants that it has given to KellTech under this Agreement; and

18.2	If the Relevant Claimant successfully pursues a claim against Lifezone in respect of one or more breaches of the KellTech Shareholders Agreement, then in respect of the same circumstances that gave rise to such claim KellTech will not be entitled to pursue a claim against Lifezone under this Agreement to the extent that such claim would result in the Relevant Claimant being compensated (directly or indirectly) for damages more than once in respect of the same breaches.

19.	LIMITATION OF LIABILITY

The maximum aggregate liability of Lifezone with respect to all claims for breaches of the warranties and/or covenants under this Agreement and the KellTech Shareholders Agreement shall be limited to the aggregate of (a) US$[***] ([***] United States Dollars) plus (b) the aggregate of all distributions (including all dividends) paid by KellTech to Lifezone (the sum of (a) and (b) being referred to hereinafter as the “Relevant Amount”), provided that if KellTech is the Entity which pursues Lifezone then the maximum aggregate net liability of Lifezone in such circumstances shall be such amount as will result in the net adverse effect on Lifezone (after taking into account Lifezone’s interest in KellTech) being an amount equal to the Relevant Amount. For the avoidance of doubt, “distributions” will not include any payments made to Lifezone under this Agreement or the Service Agreement (as defined in the KellTech Service Agreement). It being agreed that notwithstanding anything to the contrary contained in this Agreement, subject to Applicable Law, when KellTech receives any funds pursuant to any claim by it against Lifezone for breaches of the warranties and/or

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covenants under this Agreement and/or the KellTech Shareholders Agreement then such funds shall immediately be distributed by KellTech to the holders of Shares.

20.	INFRINGEMENT

20.1	If during the term of this Agreement any infringement or illegal use (the “Infringement”) of any item of the Intellectual Property in the Licensed Territory by any third party (the “Infringer”) should come to the attention of KellTech, then and in such event KellTech shall notify Lifezone of such infringement or illegal use and KellTech shall be entitled (but not obliged), without derogating from any rights which KellTech may have against Lifezone under this Agreement, to elect, in the aforesaid notice, to pursue a claim in respect of the Infringement against the Infringer in Lifezone’s name.

20.2	If, in the notice contemplated in clause 20.1, KellTech elects to pursue a claim in respect of the Infringement against the Infringer in Lifezone’s name then:

20.2.1	Lifezone hereby authorises KellTech to pursue a claim (which shall include an appeal) in Lifezone’s name and to control the proceedings in regard thereto;

20.2.2	KellTech and Lifezone shall provide the other of them with all evidence which it has available and/or can reasonably obtain in regard to the Infringement as soon as is reasonably possible after either of them becomes aware of such evidence;

20.2.3	when pursuing such claim KellTech shall do so on the same basis as it would act in circumstances where it was pursuing such claim for its own benefit and shall, at all stages and in all respects, act in Lifezone’s best interests in relation to the pursuit of the claim and shall deliver to Lifezone all correspondence, court documents, communications and evidence in relation to the claim, and where possible it shall deliver draft documentation to Lifezone prior to sending same to the Infringer and take into consideration all reasonable comments which Lifezone and/or its advisors may have on any of such documents, and Lifezone shall be entitled on reasonable notice to KellTech to have calls with KellTech when it deems fit in order to obtain an update on the progress of the claim;

20.2.4	Lifezone shall provide KellTech with all reasonable assistance and information in relation to the claim and the pursuit thereof;

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20.2.5	the legal fees and costs required to pursue such claim shall be borne by KellTech;

20.2.6	KellTech shall not have the right to withhold royalties arising after the date of the claim until the dispute has been determined.

20.3	If KellTech does not elect to pursue a claim in respect of the Infringement against the Infringer in Lifezone’s name in the notice contemplated in clause 20.1 or if Lifezone elects to pursue the claim then:

20.3.1	KellTech and Lifezone shall provide the other of them with all evidence which it has available and/or can reasonably obtain in regard to the Infringement as soon as is reasonably possible after either of them becomes aware of such evidence;

20.3.2	when pursuing such claim Lifezone shall, at all stages and in all respects, act in its own best interests and shall deliver to KellTech all correspondence, court documents, communications and evidence in relation to the claim, and where possible it shall deliver draft documentation to KellTech prior to sending same to the third party and take into consideration all reasonable comments which KellTech and/or its advisors may have on any of such documents, and KellTech shall be entitled on reasonable notice to Lifezone to have calls with Lifezone when it deems fit in order to obtain an update on the progress of the claim;

20.3.3	KellTech shall provide Lifezone with all reasonable assistance and information in relation to the claim and the pursuit thereof;

20.3.4	KellTech shall have the right to withhold royalties arising after the date of the claim until the dispute has been determined; and

20.3.5	the legal fees and costs required to pursue such claim shall be borne by Lifezone.

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21.	CESSION AND ASSIGNMENT

21.1	The rights and obligations of KellTech are personal and may not be ceded, assigned, let or otherwise disposed of in any manner whatsoever without the prior written consent of Lifezone.

21.2	Without prejudice to Lifezone’s rights to licence the Intellectual Property as it sees fit outside of the Licensed Territory, Lifezone undertakes not to sell, assign, cede and/or transfer the Intellectual Property or any portion thereof during the term of this Agreement, without obtaining the prior written consent of KellTech.

22.	FORCE MAJEURE

22.1	A Party is not liable for a failure to perform any of its obligations under this Agreement in so far as it proves:

22.1.1	that the failure was due to an impediment beyond its control;

22.1.2	that it could not reasonably be expected to have taken the impediment and its effects upon the party’s ability to perform into account at the time of the conclusion of the contract; and

22.1.3	that it could not reasonably have avoided or overcome the impediment or at least its effects.

22.2	An impediment in clause 22.1 may result from events such as the following, this enumeration not being exhaustive;

22.2.1	war, whether declared or not, civil war, civil violence, riots and revolution, acts of piracy, acts of sabotage;

22.2.2	natural disasters such as violent storms, cyclones, earthquakes, tidal waves, floods, destruction by lightening;

22.2.3	explosions, fire, destruction of machines, of factories and of any kind of installations;

22.2.4	boycotts, strikes and lockouts of all kinds, go-slow, occupation of factories and premises, and work stoppages;

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22.2.5	acts of authority, whether lawful or unlawful, apart from acts for which the party seeking relief has assumed the risk by virtue of any other provisions of this Agreement; and apart from the matters mentioned in clause 22.3.

22.3	For the purposes of clause 22.1 “impediment” does not include lack of authorisations, of licenses, or permits or of approvals necessary for the performance of the licence.

22.4	Relief from liability for non-performance by reason of the provisions of clause 22 shall commence on the date upon which the Party seeking relief gives notice of the impediment relied upon and shall terminate upon the date upon which such impediment ceases to exist; provided that if such impediment continues for a period of more than 6 (six) months either Party shall be entitled to terminate this Agreement by written notice to the other Party.

23.	CONFIDENTIALITY

23.1	Save as provided in this clause 23, each Party shall, and shall procure that its respective officers, directors, employees, agents, auditors and advisors shall, treat as confidential all information relating to the Intellectual Property, to any other Party or relating to their respective businesses that is of a confidential nature and which is obtained by that Party in terms of, or arising from the implementation of this Agreement, which may become known to it by virtue of being a Party (together, the “Protected Information”), and shall not reveal, disclose or authorise the disclosure of any such Protected Information to any third party or use (save for the permitted use of the Protected Information by KellTech) such Protected Information for its own purpose or for any purposes.

23.2	The obligations of confidentiality in clause 23.1 shall not apply in respect of the disclosure or use of such information in the following circumstances:

23.2.1	In respect of disclosures of the Protected Information by KellTech and/or its Sub-licencees to a third party where such disclosure is made in the proper conduct of the business of KellTech or the Sub-licensee and such disclosure is made subject to a suitable written confidentiality undertaking signed by the third party protecting the confidential nature of the Protected Information;

23.2.2	in respect of any information which is previously known by such Party (other than as a result of any breach or default by any Party or other person of any agreement by which such confidential information was obtained by such Party);

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23.2.3	in respect of any information which is in the public domain (other than as a result of any breach or default by any Party);

23.2.4	any disclosure to any Party’s professional advisors, executive staff, board of directors or similar governing body who (i) such Party believes have a need to know such information, and (ii) are notified of the confidential nature of such information and are bound by a general duty of confidentiality in respect thereof materially similar to that set out herein;

23.2.5	any disclosure required by law or by any court of competent jurisdiction or by any regulatory authority or by the rules or regulations of any stock exchange; or

23.2.6	any disclosure made by a Party made in accordance with that Party’s proper pursuit of any legal remedy in respect of this Agreement.

23.3	In the event that a Party is required to disclose confidential information as contemplated in clause 23.2.5, such Party will:

23.3.1	advise any Party/ies in respect of whom such information relates (the “Relevant Party/ies”) in writing prior to disclosure, if possible;

23.3.2	take such steps to limit the disclosure to the minimum extent required to satisfy such requirement and to the extent that it lawfully and reasonably can;

23.3.3	afford the Relevant Party/ies a reasonable opportunity, if possible, to intervene in the proceedings;

23.3.4	comply with the Relevant Party/ies’ reasonable requests as to the manner and terms of such disclosure; and

23.3.5	notify the Relevant Party/ies of the recipient of, and the form and extent of, any such disclosure or announcement immediately after it was made.

23.4	The obligations contained in this clause shall survive the expiry or termination of this Agreement for any reason. On the termination of this Agreement KellTech shall, at the request of Lifezone, by not later than 12 (twelve) months after such request destroy or return all information and materials belonging to Lifezone then in its or its Subsidiary’s possession, custody or control, including all confidential information and shall not retain any copies of the

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same, with the exception that KellTech may retain such information and materials as are reasonably required by law or any applicable governmental or regulatory authority.

24.	GOVERNING LAWS

24.1	This Agreement is governed by, and all disputes, claims, controversies, or disagreements of whatever nature arising out of or in connection with this Agreement, including any question regarding its existence, validity, interpretation, termination or enforceability, (a “Dispute”) shall be resolved in accordance with the laws of Mauritius.

24.2	Notwithstanding anything to the contrary contained in clause 25, any Party shall be entitled to apply for any interdict (or any other matter that cannot be resolved pursuant to clause 25) to be heard by any competent court having jurisdiction.

25.	SETTLEMENT OF DISPUTES

25.1	Amicable Settlement

If any Dispute arises between any of the Parties, they shall use all reasonable endeavours to resolve the matter amicably and in good faith. If one Party gives any other Party notice that a Dispute has arisen and the Parties are unable to resolve such Dispute within 30 (thirty) days of service of such notice, then such Dispute shall be referred to the respective chairmen or chief executives or other nominated senior representative of the Parties in dispute. No Party shall resort to arbitration against any other Party under this Agreement until at least 30 (thirty) days after such referral. This shall not affect a Party’s right to seek interim relief.

25.2	Arbitration

25.2.1	Unless provided for to the contrary in this Agreement, a Dispute which arises in regard to:

25.2.1.1	the interpretation of;

25.2.1.2	the carrying into effect of;

25.2.1.3	any of the Parties’ rights and obligations arising from;

25.2.1.4	the termination or purported termination of or arising from the termination of; or

25.2.1.5	the rectification or proposed rectification of this Agreement, or out of or pursuant to this Agreement or on any matter which in terms of this Agreement requires agreement by the Parties, (other than where an interdict is sought or urgent relief may be obtained from a court of competent jurisdiction), and which is not resolved in accordance with clause 25.1, shall be submitted to and decided by arbitration under the rules of the London Court of International Arbitration (the “LCIA Rules”) and such rules are deemed to be incorporated by reference into this clause.

25.2.2	The seat and place of arbitration shall be in Mauritius with only the Parties and their representatives present thereat.

25.2.3	The Parties shall use their reasonable endeavours to procure the expeditious completion of the arbitration.

25.2.4	Save as expressly provided in this Agreement to the contrary, the arbitration shall be subject to the arbitration legislation for the time being in force in Mauritius.

25.2.5	There shall be one arbitrator who shall, if the question in issue is:

25.2.5.1	primarily a legal matter, a practising senior counsel or, alternatively, a practising attorney of not less than 15 (fifteen) years’ experience as an attorney; or

25.2.5.2	any other matter, a suitably qualified person.

25.2.6	The appointment of the arbitrator shall be agreed upon by the Parties in writing or, failing agreement by the Parties within 10 (ten) Business Days after the arbitration has been demanded, at the request of any of the Parties shall be nominated by LCIA Court in accordance with the LCIA Rules.

25.2.7	The Parties shall keep the evidence in the arbitration proceedings and any order made by any arbitrator confidential unless otherwise contemplated herein.

25.2.8	The arbitrator shall be obliged to give his award in writing fully supported by reasons.

25.2.9	The provisions of this clause are severable from the rest of this Agreement and shall remain in effect even if this Agreement is terminated for any reason.

25.2.10	The arbitrator shall have the power to give default judgment if any Party fails to make submissions on due date and/or fails to appear at the arbitration, which judgment the arbitrator shall be entitled to rescind on good cause shown in terms of the legal principles applicable to rescission of judgments.

26.	BREACH

26.1	If a Party (the “Defaulting Party”) commits any breach of this Agreement including any failure to pay royalties and fails to remedy such breach within 20 (twenty Business Days, (the “Notice Period”) of written notice requiring the breach to be remedied, then the Party giving the notice (the “Claiming Party”) will not be entitled to cancel this Agreement (save as contemplated in clause 22 (Force Majeure)), and in this regard the Parties agree that the cancellation of this Agreement (save as contemplated in clause 22 (Force Majeure)) in the event of a breach would be an inappropriate and insufficient remedy and that irreparable damage would occur if the provisions of this Agreement were not complied with, but will be entitled, at its option to (a) claim specific performance of all or any of the Defaulting Party’s obligations under this Agreement at such point in time, with or without claiming damages; or (b) claim damages.

26.2	If SPM ceases to be ultimately Controlled, directly or indirectly by the person/s that Control it on the Signature Date and an Entity has acquired Control of SPM after the Signature Date and KellTech fails (other than due to a fault of Lifezone) to use its reasonable endeavours to utilise the Intellectual Property in the Licensed Territory so that royalties payable to Lifezone in any consecutive 12 (twelve) month period are, in aggregate, less than US$500,000, then, unless KellTech is able to demonstrate that the delay or suspension in utilising the Intellectual Property is due to sound commercial reasons Lifezone shall (subject to clause 5.2) be entitled to terminate this Agreement. This right will only be exercisable after the later of:

26.2.1	the first day after the expiry of the Lock-in Period; and

26.2.2	6 (six) months after the occurrence of the change of Control of SPM.

26.3	Notwithstanding anything in this Agreement, if KellTech or any of its Sub-licensees ceases using Kelltechnology in all respects for any reason whatsoever then with effect from the date upon which such Entity ceases using Kelltechnology in all respects until the date on which such Entity starts using Kelltechnology again KellTech, without being liable to Lifezone for any penalty, will not be obliged to pay any royalties to Lifezone in respect of use of the Kelltechnology by such Entity other than royalties which have accrued to Lifezone in respect of that Entity prior to the date upon which such Entity ceases using Kelltechnology or royalties which accrue to Lifezone in respect of that Entity after the date upon which such Entity again starts using Kelltechnology.

27.	WHOLE AGREEMENT

27.1	This document constitutes the whole of the agreement (to the exclusion of all else) between the Parties relating to the subject matter hereof.

27.2	No amendment, alteration, addition, variation or consensual cancellation of this document will be valid unless in writing and signed by the Parties.

28.	WAIVER

28.1	No waiver of any of the terms or conditions of this Agreement will be binding for any purpose unless expressed in writing and signed by the Party giving the same and any such waiver will be effective only in the specific instance and for the purpose given.

28.2	No failure or delay on the part of either Party in exercising any right, power or privilege will operate as a waiver, nor will any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

29.	NOTICES

29.1	The Parties choose as their address for service for all purposes under this Agreement, whether in respect of court process, notices or other documents or communications of whatsoever nature (including the exercise of any option), the following addresses:

29.1.1	Lifezone:

Physical:	[***]

Postal:	[***]

Fax:	[***]

Attention:	[***]

With a copy to: [***]

And to:	[***]

And to:	[***]

Fax:	[***]

For attention:	[***]

29.1.2	KellTech:

Physical:	[***]

Postal:	[***]

Fax:	[***]

For the attention of: [***]

29.1.3	Liddell:

Physical and postal:	[***]

With a copy to (physical and postal): [***]

Email: [***] with a copy to [***]

For the attention of: [***]

29.2	Any notice or communication required or permitted to be given in terms of this Agreement shall be valid and effective only if in writing but it shall be competent to give notice by fax but not by e-mail, unless the relevant Party has specified an e-mail address in clause 29.1 above, in which case it shall be competent to give notice to such Party by way of e-mail.

29.3	Any Party may by notice to any other Party change the physical address chosen as its address for service vis-à-vis that Party to another physical address the relevant jurisdiction or its fax number, provided that the change shall become effective vis-à-vis that addressee on the 10th (tenth) Business Day from the receipt of the notice by the addressee.

29.4	Any notice to a Party:

29.4.1	sent by prepaid registered post (by airmail if appropriate) in a correctly addressed envelope to it at an address chosen as its address for service to which post is delivered shall be deemed to have been received on the 7th (seventh) Business Day after posting (unless the contrary is proved);

29.4.2	delivered by hand to a responsible person during ordinary business hours at the physical address chosen as its address for service shall be deemed to have been received on the day of delivery; or

29.4.3	sent by fax to its chosen fax number stipulated in clause 29.1, shall be deemed to have been received on the date of despatch (unless the contrary is proved), provided that the sender has received a receipt indicating proper transmission.

29.5	Notwithstanding anything to the contrary herein contained a written notice or communication actually received by a Party shall be an adequate written notice or communication to it notwithstanding that it was not sent to or delivered at its chosen address for service.

30.	FURTHER ASSURANCE

Each Party shall, at the reasonable request of any other Party, perform (or procure the performance of) all further acts and things, and execute and deliver (or procure the execution and delivery of) such further documents, as may be required by applicable law in order to completely and punctually implement and/or give effect to this Agreement.

31.	COSTS

Each Party shall bear its own costs in relation to the negotiation, preparation and implementation of this Agreement.

32.	EXECUTION IN COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same agreement as at the date of signature of the Party that signs its counterpart last in time.

33.	SEVERABILITY

In the event that any of the provisions of this Agreement are found to be invalid, unlawful or unenforceable, such terms shall be severable from the remaining terms, which shall continue to be valid and enforceable.

SIGNED by the Parties on the dates and at the places set out below.

For:	LIFEZONE LIMITED

Signature:
who warrants that he / she is duly authorised thereto

Name:
Date:
Place

For:	KELLTCH LIMITED

Signature:
who warrants that he / she is duly authorised thereto

Name:
Date:
Place

For:	KEITH [***] LIDDELL

Signature:
who warrants that he / she is duly authorised thereto

Name:
Date:
Place

Schedules and other similar attachments to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K.

Annexure A - [***]/Liddell Agreement - deed of assignment of intellectual property

Annexure B - Assignment Agreement between Lifezone, [***] and Liddell – deed of assignment of royalty

Clause number and description	Page

1.	INTERPRETATION AND DEFINITIONS	2

2.	PREAMBLE	9

3.	CONDITION PRECEDENT	9

4.	LICENSED RIGHTS	11

5.	TERM OF AGREEMENT	11

6.	TITLE TO THE INTELLECTUAL PROPERTY	12

7.	DELIVERY OF INTELLECTUAL PROPERTY AND PROVISION OF TECHNICAL EXPERTISE	12

8.	ROYALTIES AND MARKET REPORTS	12

9.	LIABILITY FOR INTEREST ON LATE PAYMENTS	16

10.	ACCOUNTING RECORDS	16

11.	TAXES	16

12.	MAINTENANCE, PROSECUTION AND RECORDAL OF INTELLECTUAL PROPERTY	17

13.	IMPROVEMENTS TO THE INTELLECTUAL PROPERTY	17

14.	WARRANTIES BY LIFEZONE	18

15.	LIFEZONE COVENANTS	19

16.	WARRANTIES BY LIFEZONE AND KELLTECH	20

17.	LIDDELL COVENANT	20

18.	CLAIMANTS IN RESPECT OF BREACHES BY LIFEZONE	21

19.	LIMITATION OF LIABILITY	21

20.	INFRINGEMENT	22

21.	CESSION AND ASSIGNMENT	24

22.	FORCE MAJEURE	24

23.	CONFIDENTIALITY	25

24.	GOVERNING LAWS	27

2

25.	SETTLEMENT OF DISPUTES	27

26.	BREACH	29

27.	WHOLE AGREEMENT	29

28.	WAIVER	29

29.	NOTICES	29

30.	FURTHER ASSURANCE	32

31.	COSTS	32

32.	EXECUTION IN COUNTERPARTS	33

33.	SEVERABILITY	33

Annexure A	- [***]/Liddell Agreement	35

Annexure B	- Assignment Agreement between Lifezone, [***] and Liddell	36

Addendum

between

Lifezone Limited

and

ORKID S.à. r.l.

and

Sedibelo Platinum Mines Limited

and

The Industrial Development Corporation of South Africa Limited

and

Kelltech Limited (previously named Lifezone SA Ventures Limited)

and

Keith [***] Liddell

and

Kelltechnology South Africa (RF) Proprietary Limited (previously named
Kellplant Proprietary Limited)

Page

1.	Introduction	1

2.	Suspensive Conditions	1

3.	Amendments	2

4.	Continuation of the Agreement	2

5.	Execution in Counterparts	2

This Addendum is made between:

(1)	Lifezone Limited (Company No. 081243 C2/GBL) (“Lifezone”);

(2)	ORKID S.à r.l. (Registration No. B 167 777) (“Orkid”);

(3)	Sedibelo Platinum Mines Limited (Registration No. 54400) (“SPM”);

(4)	The Industrial Development Corporation of South Africa Limited (a corporation established in terms of section 2 of the Industrial Development Corporation Act of 1940) (“IDC”);

(5)	Kelltech Limited (previously named Lifezone SA Ventures Limited) (Company No. 084564 C1/GBL) (“Kell Mau”);

(6)	Keith [***} Liddell ([***]) (“Liddell”); and

(7)	Kelltechnology South Africa (RF) Proprietary Limited (previously named Kellplant Proprietary Limited) (Registration No. 2008/026628/07) (“Kell SA”).

Whereas it is agreed as follows:

1.	Introduction

1.1	The parties (the “Parties”) to this addendum (this “Addendum”) wish to amend the following agreements on the basis set out in this Addendum:

1.1.1	The licence agreement entered into between Lifezone. Kell Mau and Liddell dated 16 April 2014 (as amended) (the “Kelltech Mauritius Licence Agreement”):

1.1.2	The licence agreement entered into between Kell Mau and Kell SA dated 16 April 2014 (as amended) (the “Kelltech South Africa Licence Agreement”); and

1.1.3	The shareholders agreement entered into between Lifezone, Orkid, SPM, Kell Mau and Liddell 16 April 2014 (as amended) (the “Kelltech Mauritius Shareholders Agreement”),

collectively the “Transaction Documents”.

1.2	All capitalised terms used but not defined in this Addendum shall, unless the context otherwise requires, bear the same meaning ascribed to them in the Transaction Documents.

2.	Suspensive Conditions

2.1	Clause 3 (Amendments) is subject to the fulfilment of the suspensive condition that by no later than 30 June 2020 (or such later date or dates as Kell Mau may notify the other Parties of in writing) (the “Longstop Date”) any approvals required to be given by any one or more relevant regulatory authority with jurisdiction over any of the Parties, in terms of any legislation and/or any regulations having the force of law that are required in order for this addendum to be implemented (the “Regulatory Approvals”) (if required) have been granted either unconditionally or subject to such conditions as the Party which is subject thereto is (acting reasonably) satisfied with. It is agreed that if no Regulatory Approvals are required then the suspensive condition set out in this clause 2.1 shall be fulfilled on the date on which Kell Mau sends a written notice to the other Parties notifying the other Parties that no Regulatory Approvals are required.

2.2	Forthwith after the date upon which this Addendum is signed by the last of the Parties to do so (the “Signature Date”), the Parties shall use their respective reasonable endeavours and co-operate in good faith to procure the fulfilment of the suspensive condition, to the extent that it is within their power to do so, as expeditiously as reasonably possible.

2.3	Unless the suspensive condition has been fulfilled by no later than the Longstop Date, the amendments contemplated in clause 3 (Amendments), will never become of any force or effect and none of the Parties will have any claim against any other Party in terms hereof or arising from the failure of the suspensive conditions, save for any claims arising from a breach of clause 2.2, as well as any breach of any of the provisions of this Addendum which became effective on the Signature Date.

2.4	Each of the Parties hereby expressly consents to the amendments to each of the Transaction Documents set out in clause 3.1.

3.	Amendments

3.1	The Parties wish to amend all of the Transaction Documents so that Kell SA’s rights in respect of Kelltechnology as set out in the Kelltech South Africa Licence Agreement apply to the Republic of South Africa and Zimbabwe. Accordingly, with effect from the date upon which the suspensive condition set out in clause 2 (Suspensive Conditions) is fulfilled:

3.1.1	the Kelltech Mauritius Licence Agreement is amended by:

(a)	replacing the words “South Africa” wherever they appear in clause 4.3.1 with the words “the Licensed Territory”;

(b)	replacing the phrase“; and” which appears in the last line of clause 4.3.1 with “.”;

(c)	deleting clause 4.3.2 entirely; and

(d)	replacing clause 2.3.2 with the following: “2.3.2 on a non-exclusive basis as contemplated in clause 4.2.”

3.1.2	the Kelltech South Africa Licence Agreement is amended as follows:

(a)	the definition of Licensed Territory in clause 1.2.16 is replaced with the following ““Licensed Territory” means Angola, Botswana, Democratic Republic of Congo, Lesotho, Malawi, Madagascar, Mozambique, Namibia, Swaziland, Tanzania, Zambia, Zimbabwe, South Africa and Seychelles;”;

(b)	the words “South Africa” in clauses 2.2 and 2.3 are replaced with the words “the Licensed Territory”,

3.1.3	the Kelltech Mauritius Shareholders Agreement is amended by replacing the words “South Africa” where they appear in the definition of “KellPlant Licence” in clause 1.2.36 with the words “the Licensed Territory”.

4.	Continuation of the Agreement

Save as specifically contemplated in this Addendum, the Transaction Documents shall continue to be of force and effect on the basis of their original terms and conditions as amended pursuant to any addenda thereto that were entered into prior to the Signature Date.

5.	Execution in Counterparts

This Addendum may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same agreement as at the date of signature of the Party that signs its counterpart last in time.

SIGNED by the Parties on the following dates and at the following places respectively:

For:	LIFEZONE LIMITED

Signature:	/s/ [***]
who warrants that he / she is duly authorised thereto

Name:	[***]
Date:	4 December 2019
Place:	[***]

For:	ORKID S.à. r.l.

Signature:	/s/ E. Clarke
who warrants that he / she is duly authorised thereto

Name:	E. Clarke
Date:	4 December 2019
Place:	[***]

For:	SEDIBELO PLATINUM MINES LIMITED

Signature:	/s/ E. Clarke
who warrants that he / she is duly authorised thereto

Name:	E. Clarke
Date:	4 December 2019
Place:	[***]

For:	THE INDUSTRIAL DEVELOPMENT CORPORATION OF SOUTH AFRICA LIMITED

Signature:	/s/ Z.R. Coetzee
who warrants that he / she is duly authorised thereto

Name:	Z.R. Coetzee
Date:	15 May 2020
Place:	[***]

For:	KELLTECH LIMITED

Signature:	/s/ [***]
who warrants that he / she is duly authorised thereto

Name:	[***]
Date:	4 December 2019
Place:	[***]

For:	KEITH [***] LIDDELL

Signature:	/s/ K Liddell
who warrants that he / she is duly authorised thereto

Name:	K. Liddell
Date:	4 December 2019
Place:	[***]

For:	KELLTECHNOLOGY SOUTH AFRICA (RF) PROPRIETARY LIMITED

Signature:	/s/ E. Clarke
who warrants that he / she is duly authorised thereto

Name:	E. Clarke
Date:	4 December 2019
Place:	[***]

From:
Orkid S.á r.l. (“Orkid”)
(registration no. B 167 777)
Legis House
11 New Street, St Peter Port
Guernsey
GY1 3EG

To:
KellTech Limited (“KellTech”)
(formerly Lifezone SA Ventures Limited)
(company no. 084564 C1/GBL)
4th Floor, Ebene Skies rue de (‘Institute
Ebene, Republic of Mauritius

Sedibelo Platinum Mines Limited (“SPM”)
(registration no. 54400)
Legis House
11 New Street, St Peter Port
Guernsey
GY1 3EG

Lifezone Limited (“Lifezone”) (attn: [***]) (company no. 081243 C2/GBL) 4th Floor, Ebene Skies rue de (‘Institute Ebene, Republic of Mauritius Keith [***] Liddell (“Liddell”) [***]

22 May 2020

Dear Sirs

Amendments to the KellTech Mauritius arrangements

Further to discussions between the parties, the following amendments to the KellTech Mauritius arrangements have been agreed with effect from the date hereof.

1.	We refer to the following KellTech Mauritius arrangements (together, the KellTech Documents):

1.1	the KellTech Mauritius Shareholders Agreement dated 16 April 2014 between Lifezone, SPM, Orkid, KellTech and Liddell, as amended, including by the first amendment to the KellTech Shareholders Agreement by way of a letter dated 29 May 2014 (the “KellTech Mauritius Shareholders Agreement”); and

1.2	the KellTech Mauritius Licence Agreement dated 16 April 2014 between Lifezone,

Liddell and KellTech Mauritius, as amended, including by the first addendum dated 12 February 2016 (the “KellTech Mauritius Licence”).

2.	In each of the KellTech Documents:

2.1	the definition of “PGMs” will be amended by the replacement of the definition in its entirety with the following:

““PGMs” means (a) platinum, palladium, rhodium, ruthenium, iridium and osmium (all six being the metallic elements contained in the Platinum Group of the Periodic Table, “PGEs”) but only where the primary focus of the extraction process is on the extraction of one or more of the PGEs; (b) gold and silver (“Precious Metals”) but only where the primary focus of the extraction process is on the extraction of one or more of PGEs or one or more of the Precious Metals; and (c) nickel, copper, cobalt, and other metals, elements or compounds but only where the primary focus of the extraction process is on the extraction of one or more of the PGEs or one or more of the Precious Metals;”

2.2	the definition of “Patents” will be amended by the replacement of the definition in its entirety with the following:

““Patents” means, to the extent that they relate to Kelltechnology only,

(a)	South African Patent 2000/6600;
(b)	South African provisional patent application 2012/05222;
(c)	South African Patent No. 2014/09387;
(d)	African Regional Intellectual Property Organisation (“ARIPO”) Patent No. AP/P/2014/008110;
(e)	South African Patent No. 2015/08577;
(f)	ARIPO Patent No. AP/P/2015/008962;
(g)	South African Patent No. 2014/08684;
(h)	South African Patent No. 2017/05992;
(i)	ARIPO Patent No. AP/P/2015/008960;
(j)	South African Patent No. 2018/04188; and
(k)	ARIPO Patent No. AP/P/2018/010822,

and all patent applications and granted patents in the Licenced Territory in the same patent family as any of the aforementioned patent applications;”

2.3	the definition of “Intellectual Property” will be amended by the replacement of the definition in its entirety with the following (underlined text is underlined solely to indicate it is new):

““Intellectual Property” means all intellectual property rights relating to Kelltechnology of whatsoever nature, whether registered or unregistered, owned, licensed to or controlled by Lifezone in the Licensed Territory, including, without limitation, the inventions, information and technologies that form the subject matter of the Patents and the Know-How in each case relating to Kelltechnologv and all current and future improvements, variations and individual unit operations thereof, whether conceived of, developed and/or acquired by Lifezone and regardless of howsoever created;”

3.	In the KellTech Mauritius Licence:

3.1	the definition of “Net Refinery Return” will be amended by the replacement of the definition in its entirety with the following (struckthrough text is struckthrough to indicate it has been deleted):

““Net Refinery Return” means the net revenue (alter deducting transport costs, customs clearing costs, refining charges and realizations) received from the sales of refined PGMs produced from Concentrate from a plant using Kelltechnology;”

3.2	clause 8.1.1 will be amended by the deletion of the proviso with the result that the amended clause 8.1.1 will be replaced in its entirety with the following:

“8.1.1 a royalty of [***] of Net Refinery Return arising from Concentrate originating from a member of the SPM Group that is processed using Kelltechnology by a member of the Group or the SPM Group;”

4.	In the KellTech Mauritius Shareholders Agreement

4.1	Clause 1.2 is amended by the insertion of the following definitions:

17.1.1D	Lifezone, if at any time between the Signature Date and the Addendum Date, the Liddells cease to own in excess of [***]% of the issued ordinary shares of Lifezone;

17.1.1E	any Shareholder, other than Orkid or Lifezone, which ceases to be ultimately Controlled, directly or indirectly, by the person/s that Control it on the date upon which such Shareholder became a Shareholder;”

4.3	The following will be inserted as a new clause 17.11:

“17.11	As soon as reasonably possible after the issue or transfer of shares in Lifezone after the Addendum Date and before the Commissioning Date, Lifezone shall notify Orkid in writing of such change, including, for the avoidance of doubt, details of the acquirer of the relevant shares in Lifezone and what percentage of shares in Lifezone they constitute and (ii) in the event there was a transfer of shares in Lifezone, the details of the disposer of such shares.”

4.4	The following will be inserted in clause 17.3.1 after the number “17.1.1” and before the word “or”:

“or clauses 17.1.1A to 17.1.1E (both inclusive)”.

4.5	The parties to this letter note that on 4 December 2019, Lifezone, Orkid, SPM, KellTech, Liddell and Kelltechnology South Africa (RF) Proprietary Limited executed an addendum letter (“SADC Addendum”) which is still to be signed by IDC. The SADC Addendum, inter elle, amends clause 1.2.36 of the Kelltech Mauritius Shareholders Agreement. Notwithstanding the fact that IDC may sign the SADC Addendum after the parties to this letter sign this letter and notwithstanding the amendments to clause 1.2.36 contemplated in the SADC Addendum, the parties hereby agree that clause 1.2.36 of the Kelltech Mauritius Shareholders Agreement should read as follows (and hereby amend same):

“1.2.36	“KellPlant Licence” means the licence agreement entered into between the Company and KellPlant on or before the Effective Date (as amended from time to time) in terms of which, inter alia, the Company grants to KellPlant an exclusive licence to use the Intellectual Property in the Licensed Territory and the right to sublicense same on a non-exclusive basis in the Licensed Territory on the basis that such sub-licensees do not have the right to further sub-license the Intellectual Property;”.

Proposed amendments to the KellTech SA arrangements will be set out in a separate amendment letter.

This letter is governed by, and all disputes of whatever nature arising out of or in connection with this letter shall be resolved in accordance with the laws of Mauritius.

The provisions of clauses 32 (Settlement of Disputes) and 39 (Execution in Counterparts) of the KelI Tech Mauritius Shareholders Agreement will apply to this letter as if set out in full herein.

By our signature hereto, we hereby confirm our agreement with the contents of this letter:

“1.2.1.A	“Addendum Date” means the date in May 2020 on which the Company, Orkid, Lifezone, SPM, and Liddell enter into the addendum agreement titled ‘Amendments to the KellTech Mauritius arrangements’ pursuant to which, inter alia, clause 17 of this Agreement is amended;.

1.2.11A	“Commissioning Date” means the date on which a Kelltechnology plant: (a) is fully constructed; (b) has been handed over from the contractor to the Company (or any company Controlled by the Company); and (c) has been commissioned and is capable of operating;”.

4.2       Clause 17.1.1 is amended by the replacement of clause 17.1.1 with the following:

“17.1.1	Lifezone, if at any time between the Addendum Date and the Commissioning Date Liddell and/or his wife [***] (together the “Liddells”) hold fewer than [***]% of the issued shares in Lifezone;”

17.1.1A	Lifezone, if at any time between the Addendum Date and the Commissioning Date, the Liddells, without the prior written consent of Orkid, such consent not to be unreasonably withheld or delayed or conditioned, transfer any share in Lifezone to any person other than:

(a)	a person who at the time of the proposed transaction is a Lifezone shareholder and has been a Lifezone shareholder for at least 12 months;

(b)	a person who at the time of the proposed transaction is a director of Lifezone or any company Controlled by Lifezone and has been a director of Lifezone or a director of any company Controlled by Lifezone for at least 12 months;

(c)	a person who at the time of the proposed transaction is a fuII time or part time employee or consultant of Lifezone or any company Controlled by Lifezone and has been a full time or part time employee or consultant of Lifezone or any company Controlled by Lifezone for at least 12 months; or

(d)	a person who at the time of the proposed transaction is a Lifezone Appointee for at least 12 months under any service agreement between Lifezone on the one hand and the Company or any company Controlled by the Company on the other;

(together, each an “Approved Person”);

17.1.1B	Lifezone, if at any time between the Addendum Date and the Commissioning Date, Lifezone, without the prior written consent of Orkid, such consent not to be unreasonably withheld or delayed or conditioned, issues any share in Lifezone to a person other than an Approved Person;

17.1.1C	For the avoidance of doubt, Orkid will be entitled to withhold its consent under clause 17.1.1A and/or clause 17.1.1B if the proposed transferee or issuee is a competitor of SPM and/or the Company;

Signature:	/s/ Erich Clarke

For and on behalf of:	Orkid S.à r.l.

Name:	Erich Clarke
who warrants that he / she is duly authorised thereto

Date:	10 June 2020

Place:	[***]

By our signature hereto, we hereby confirm our agreement with the contents of this letter

Signature:	/s/ Erich Clarke

For and on behalf of:	Kelltech Limited

Name:	Erich Clarke
who warrants that he / she is duly authorised thereto

Date:	29 May 2020

Place:	[***]

By our signature hereto, we hereby confirm our agreement with the contents of this letter

Signature:	/s/ [***]

For and on behalf of:	Lifezone Limited

Name:	[***]
who warrants that he / she is duly authorised thereto

Date:	12 June 2020

Place:	[***]

By our signature hereto, we hereby confirm our agreement with the contents of this letter

Signature:	/s/ Erich Clarke

For and on behalf of:	Sedibelo Platinum Mines Limited

Name:	Erich Clarke
who warrants that he / she is duly authorised thereto

Date:	10 June 2020

Place:	[***]

By our signature hereto, we hereby confirm our agreement with the contents of this letter

Signature:	/s/ Keith Liddell

For and on behalf of:	Keith [***] Liddell

Name:
who warrants that he / she is duly authorised thereto

Date:	12 June 2020

Place:	[***]

Third Addendum to the Kelltech Mauritius License
Agreement

between

Lifezone Limited

(Company No: 019369V)

Kelltech Limited

(Company No. 084564 C1/GBL)

Keith [***] Liddell

([***])

White & Case LLP

Katherine Towers, 1st Floor

1 Park Lane, Wierda Valley

Sandton, Johannesburg, 2196

Republic of South Africa

Page

1.	Introduction	1

2.	Amendments	1

3.	Continuation of the Agreement	2

4.	No Amendment	2

5.	Execution in Counterparts	3

(i)

Whereby it is agreed as follows:

1.	Introduction

1.1	The parties (the “Parties”) to this third addendum (this “Third Addendum”) entered into an agreement on or about 16 April 2014 (the “Agreement”) and amended the Agreement on or about 03 February 2016 and amended on or about 12 June 2020.

1.2	The Parties wish to further amend the Agreement on the basis set out herein.

1.3	All defined terms used but not defined in this Third Addendum shall, unless the context otherwise requires, bear the same meaning ascribed to them in the Agreement.

2.	Amendments

With effect from the date on which this Third Addendum is signed by the Parties (the “Signature Date”), the Agreement is hereby amended by:

2.1	numbering the paragraph currently in clause 7 as clause 7.1 and inserting a new clause 7.2 which provides as follows:

“7.2	The Parties recognise that KellTech may from time to time require the support of Lifezone and/or Liddell to effectively deliver the Intellectual Property and effectively transfer the Know-How and/or to show or illustrate how the Intellectual Property is to be applied or implemented to KellTech or any sub-licensee of KellTech and Lifezone and/or Liddell shall, against payment by Kelltech to Lifezone of the reasonable charges and expenses of Lifezone and Liddell, provide all such support and/or services as KellTech may reasonably require to effectively transfer the Know-How or to show or illustrate how the Intellectual Property is to be applied, utilised and/or implemented."

2.2	inserting a new clause 7.3 which provides as follows:

“7.3	Lifezone shall inform KellTech of all future improvements to, and/or variations of, the Intellectual Property as soon as reasonably possible after such improvements and/or variations coming into existence and Lifezone and/or Liddell shall, against payment by Kelltech to Lifezone of the reasonable charges and expenses of Lifezone and Liddell, provide to KellTech copies of all documentation and other materials in the possession of Lifezone and/or Liddell adequately imparting the subject matter of such improvements and/or variations and the Know-How related thereto reasonably necessary for the implementation and/or use of such improvements and/or variations as soon as reasonably possible after such notification."

2.3	inserting a new clause 9.4 which provides as follows:

“9.4      Changes to Calculations of Interest

9.4.1      Discontinuation of Libor

Notwithstanding anything to the contrary contained herein, if Libor:

9.4.1.1            ceases to exist;

9.4.1.2            is discontinued or ceases to be published, permanently or indefinitely; or

9.4.1.3            will be prohibited from being used or its use will be subject to restrictions or adverse consequences,

then all references to Libor in this Agreement will be deemed to be references to the Successor Rate, and if there is no Successor Rate, will be deemed to be references to the Alternative Rate.

9.4.2       Definitions

In this clause 9.4:

i.	“Alternative Rate” means an interest rate agreed between the Parties, provided that if the Parties cannot so agree, then the most suitable interest rate will be determined by independent bankers, acting reasonably. Such independent bankers will be agreed to by the Parties, and failing agreement will be appointed by the auditors of KellTech. The independent bankers shall act as an expert and not as an arbitrator.

ii.	“Relevant Nominating Body ” means:

a.	the Federal Reserve Bank of New York, or any central bank or other supervisory authority which is responsible for supervising the administration of Libor; or

b.	any working group or committee sponsored by, chaired or co-chaired by or constituted at the request of (A) the central bank for the currency to which Libor relates, (B) any central bank or other supervisory authority which is responsible for supervising the administration of Libor, or (C) a group of the aforementioned central banks or other supervisory authorities.

iii.	“Successor Rate ” means a successor to or replacement of Libor which is formally recommended by any Relevant Nominating Body, which at the date of this Agreement is the Secured Overnight Financing Rate (SOFR) published by the Federal Reserve Bank of New York daily at 8am (New York time). ”

3.	Continuation of the Agreement

Save as specifically contemplated in this Third Addendum, the Agreement shall continue to be of force and effect on the basis of its original terms and conditions.

4.	No Amendment

4.1	No amendment or consensual cancellation of this Third Addendum or any provision or term hereof or of any agreement or other document issued or executed pursuant to or in terms of this Third Addendum and no settlement of any disputes arising under this Third Addendum and no extension of time, waiver, relaxation or suspension of or agreement not to enforce or to suspend or postpone the enforcement of any of the provisions or terms of this Third Addendum or of any agreement or other document issued pursuant to or in terms of this Third Addendum shall be binding unless recorded in a written document signed by the Parties (or in the case of an extension of time, waiver, relaxation or suspension, signed by the Party granting such extension, waiver, relaxation or suspension). Any such extension, waiver, relaxation or suspension which is so given or made shall be strictly construed as relating strictly to the matter in respect whereof it was made or given.

4.2	No oral undertaking not to sue (pactum de non petendo) shall be of any force or effect.

4.3	No extension of time or waiver or relaxation of any of the provisions or terms of this Third Addendum or any agreement or other document issued or executed pursuant to or in terms of this Third Addendum, shall operate as an estoppel against any Party in respect of its rights under

2

this Third Addendum, nor shall it operate so as to preclude such Party thereafter from exercising its rights strictly in accordance with this Third Addendum.

4.4	To the extent permissible by law no Party shall be bound by any express or implied term, representation, warranty, promise or the like not recorded herein, whether it induced the contract and/or whether it was negligent or not.

4.5	This Third Addendum shall be governed by and interpreted in accordance with the substantive laws of the Republic of South Africa.

5.	Execution in Counterparts

This Third Addendum may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same agreement as at the date of signature of the Party that signs its counterpart last in time.

3

Signed by the Parties on the following dates and at the following places respectively:

Signed at [***] on this the 1st day of December 2021
For and on behalf of	/s/ [ILLEGIBLE]
Lifezone Limited	Signatory:
Capacity:
Who warrants authority hereto

Signed at [***] on this the 30 day of November 2021
For and on behalf of	/s/ Erich Clarke
Kelltech Limited	Signatory: Erich Clarke
Capacity: Director
Who warrants authority hereto

Signed at [***] on this the 1st day of December 2021
/s/ Keith [***] Liddell
Keith [***] Liddell

4